Exhibit 99.1

Myers Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 18, 2017, Myers Industries, Inc. (“Company”), collectively with its wholly owned subsidiary, Myers Holdings Brasil, Ltda. (“Holdings”), completed the sale of its subsidiaries, Myers do Brasil Embalagens Plasticas Ltda. and Plasticos Novel do Nordeste Ltda. (collectively, the “Brazil Business”), to Novel Holdings – Eireli (“Buyer”), an entity controlled by a current member of the Brazil Business’ management team. The divestiture of the Brazil businesses will allow the Company to focus resources on its core businesses and additional growth opportunities. The Brazil businesses are leading designers and manufacturers of reusable plastic shipping containers, plastic pallets, crates and totes used for closed-loop shipping and storage in Brazil’s automotive, distribution, food, beverage and agriculture industries. The sale of the Brazil businesses included manufacturing facilities and offices located in Lauro de Freitas City, Bahia, Brazil; Ibipora, Parana, Brazil; and Jaguarinuna, Brazil.

Pursuant to the terms of the Quota Purchase Agreement by and among the Company, Holdings, Buyer and Gabriel Alonso Neto (the “Purchase Agreement”), Buyer will pay a purchase price of one U.S. Dollar to the Company and Buyer will assume all liabilities and obligations of the Brazil Business, whether arising prior to or after the closing of the transaction. There are no additional amounts due, or to be settled, under the terms of the Purchase Agreement with the Buyer. The Company has also agreed to be the guarantor under a factoring arrangement between with the Buyer and Banco Alfa de Investimento S.A., in the event the Buyer is unable to meet its obligations under this arrangement.

As a result of the sale, the results of operations of the Brazil Business for all periods prior to the sale will be presented as discontinued operations in the Consolidated Statements of Operations for all periods presented, which will be included in the annual financial statements to be filed on Form 10-K for the year ended December 31, 2017.

The unaudited pro forma consolidated financial data was derived from the Company’s historical consolidated financial statements. The unaudited pro forma consolidated statement of financial position assumes the disposition of the Brazil Business occurred on September 30, 2017. The unaudited pro forma consolidated statements of operations give effect to the disposition of the Brazil Business as if the disposition occurred on January 1, 2014. The following unaudited pro forma consolidated financial information should be read in conjunction with our historical financial statements and notes, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change and may not be indicative of all adjustments required for presentation of the Brazil Business as a discontinued operation under ASC Topic 205-20, Discontinued Operations. The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to reflect what our consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.

The pro forma adjustments removed all of the Brazil Business’ assets, liabilities and results of operations, and give effect to an adjustment to reflect the estimated loss from the sale of the Brazil Business.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Nine Months Ended September 30, 2017
	Historical	Brazil Sale Adjustments (a)	Pro Forma
Net sales	$428,081	$(21,145)	$406,936
Cost of sales	306,056	(18,316)	287,740

Gross profit	122,025	(2,829)	119,196
Selling, general and administrative expenses	105,560	(3,781)	101,779
(Gain) loss on fixed asset sales	(4,128)	116	(4,012)
Impairment charges	544	—	544

Operating income	20,049	836	20,885
Interest expense, net	5,545	283	5,828

Income (loss) from continuing operations before income taxes	14,504	553	15,057
Income tax expense	6,088	(53)	6,035

Income (loss) from continuing operations	$8,416	$606	$9,022

Income (loss) per common share from continuing operations:
Basic	$0.28		$0.30
Diluted	$0.28		$0.30
Weighted average common shares outstanding:
Basic	30,149,818		30,149,818
Diluted	30,524,161		30,524,161

See accompanying notes to the unaudited pro forma consolidated financial statements.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Year Ended December 31, 2016
	Historical	Brazil Sale Adjustments (a)	Pro Forma
Net sales	$558,062	$(23,683)	$534,379
Cost of sales	393,422	(20,941)	372,481

Gross profit	164,640	(2,742)	161,898
Selling, general and administrative expenses	137,936	(5,357)	132,579
Loss on fixed asset sales	662	(34)	628
Impairment charges	9,874	(8,545)	1,329

Operating income	16,168	11,194	27,362
Interest expense, net	8,173	470	8,643

Income (loss) from continuing operations before income taxes	7,995	10,724	18,719
Income tax expense (benefit)	6,470	925	7,395

Income (loss) from continuing operations	$1,525	$9,799	$11,324

Income (loss) per common share from continuing operations:
Basic	$0.05		$0.38
Diluted	$0.05		$0.38
Weighted average common shares outstanding:
Basic	29,750,378		29,750,378
Diluted	29,967,912		29,967,912

See accompanying notes to the unaudited pro forma consolidated financial statements.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Year Ended December 31, 2015
	Historical	Brazil Sale Adjustments (a)	Pro Forma
Net sales	$601,538	$(30,518)	$571,020
Cost of sales	423,260	(28,102)	395,158

Gross profit	178,278	(2,416)	175,862
Selling, general and administrative expenses	146,799	(6,010)	140,789
Loss on fixed asset sales	618	(62)	556
Impairment charges	—	—	—

Operating income	30,861	3,656	34,517
Interest expense, net	8,999	10	9,009

Income (loss) from continuing operations before income taxes	21,862	3,646	25,508
Income tax expense (benefit)	7,809	228	8,037

Income (loss) from continuing operations	$14,053	$3,418	$17,471

Income (loss) per common share from continuing operations:
Basic	$0.46		$0.57
Diluted	$0.45		$0.56
Weighted average common shares outstanding:
Basic	30,616,485		30,616,485
Diluted	30,943,693		30,943,693

See accompanying notes to the unaudited pro forma consolidated financial statements.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Year Ended December 31, 2014
	Historical	Brazil Sale Adjustments (a)	Pro Forma
Net sales	$623,649	$(46,890)	$576,759
Cost of sales	462,370	(42,795)	419,575

Gross profit	161,279	(4,095)	157,184
Selling, general and administrative expenses	138,705	(8,670)	130,035
(Gain) loss on fixed asset sales	(44)	24	(20)
Impairment charges	—	—	—

Operating income	22,618	4,551	27,169
Interest expense, net	8,535	35	8,570

Income (loss) from continuing operations before income taxes	14,083	4,516	18,599
Income tax expense (benefit)	5,122	558	5,680

Income (loss) from continuing operations	$8,961	$3,958	$12,919

Income (loss) per common share from continuing operations:
Basic	$0.28		$0.40
Diluted	$0.27		$0.40
Weighted average common shares outstanding:
Basic	32,232,965		32,232,965
Diluted	32,704,012		32,704,012

See accompanying notes to the unaudited pro forma consolidated financial statements.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	As of September 30, 2017
	Historical	Brazil Sale Adjustments		Pro Forma
Assets
Current Assets
Cash	$4,511	$(1,594	) (b)	$2,917
Restricted cash	8,650	—		8,650
Accounts receivable, net	87,711	(14,479	) (b)	73,232
Income tax receivable	567	15,000	(c)	15,567
Inventories, net	48,972	(2,157	) (b)	46,815
Prepapid expenses and other current assets	2,881	(95	) (b)	2,786

Total Current Assets	153,292	(3,325)		149,967
Other Assets
Property, Plant, & Equipment, Net	91,934	(3,799	) (b)	88,135
Goodwill	60,048	—		60,048
Intangible assets, net	42,377	(1,116	) (b)	41,261
Deferred income taxes	253	(137	) (b)	116
Notes receivable	18,632	—		18,632
Other	6,871	(118	) (b)	6,753

Total Assets	$373,407	$(8,495)		$364,912

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$61,990	$(3,698	) (b)	$58,292
Accrued expenses
Employee compensation	17,921	(1,018	) (b)	16,903
Taxes, other than income taxes	2,185	(801	) (b)	1,384
Accrued interest	1,731	—		1,731
Other current liabilities	14,493	(75	) (b)	14,418

Total Current Liabilities	98,320	(5,592)		92,728

Long-term debt, net	158,010	—		158,010
Other liabilities	7,616	4	(b)	7,620
Deferred income taxes	11,729	(222	) (b)	11,507
Shareholders’ Equity
Serial Preferred Shares	—	—		—
Common Shares	18,418	—		18,418
Additional paid-in capital	207,118	—		207,118
Accumulated other comprehensive loss	(30,683)	16,500	(b)	(14,183)
Retained deficit	(97,121)	(19,185	) (c)	(116,306)

Total Shareholders’ Equity	97,732	(2,685)		95,047

Total Liabilities & Shareholders’ Equity	$373,407	$(8,495)		$364,912

See accompanying notes to the unaudited pro forma consolidated financial statements.

Myers Industries, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Amounts reflect the pro forma adjustments to eliminate the results of operations of the Brazil Business for the nine months ended September 30, 2017 and for the years ended December 31, 2016, 2015 and 2014 from the presentation of continuing operations in the unaudited pro forma condensed consolidated statements of operations.

(b)	Represents the adjustments to remove the assets and liabilities of the Brazil Business from the balance sheet, as well as the foreign currency translation adjustment related to Brazil, which was included as a component of accumulated other comprehensive loss.

(c)	Represents the non-recurring loss on sale of Brazil that would have been recorded as if we had completed the transaction on September 30, 2017. The loss on sale is presented net of a tax benefit of approximately $15 million, which is expected to be generated as a result of a worthless stock deduction for the Brazil Business that the Company will claim on its U.S. tax returns.